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                                 EXHIBIT 21.01

                DOMESTIC AND FOREIGN SUBSIDIARIES OF THE COMPANY
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                                 EXHIBIT 21.01

                DOMESTIC AND FOREIGN SUBSIDIARIES OF THE COMPANY


Kellogg (Australia) Pty. Ltd.

Kellogg Canada, Inc.

Kellogg Company of Great Britain, Ltd.

Kellogg de Mexico, S.A. de C.V.

Kellogg (Deutschland) GmbH

Kellogg USA Inc.